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                                                                Exhibit 4.11


                    SECOND AMENDMENT TO AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
                    ----------------------------------------

         This Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement is made February 9, 1996, by and between ARBOR HEALTH CARE COMPANY, a Delaware corporation, ("Company"), and SOCIETY NATIONAL BANK, a national banking association, ("Bank").

                                  WITNESSETH:

         WHEREAS, Company and Bank entered into a certain Revolving Credit and Term Loan Agreement dated September 30, 1993, as amended and restated by the Amended and Restated Revolving Credit and Term Loan Agreement dated June 1, 1995, as amended June 30, 1995 (collectively the "Loan Agreement"); and

         WHEREAS, Company and Bank have agreed to further amend the Loan Agreement; and

         WHEREAS, terms not specifically defined herein shall have the same meaning as defined in the Loan Agreement.

         NOW, THEREFORE, for valuable consideration received to their satisfaction, Company and Bank hereby amend the Loan Agreement as follows:

         1.      On page 9, Section 6.4, add a new subclause (g) at the end of
said Section as follows:        "; and (g) guaranties by Subsidiaries of the
debts of Company and other Subsidiaries."

         2. This Amendment is a modification only and not a novation. Except for the above-quoted modification, the Loan Agreement, and all other Loan Documents, and all the terms and conditions thereof, shall be and remain in full force and effect. This Amendment is to be considered attached to the Loan Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Loan, the Loan Agreement, or any Loan Document, or release any owner of collateral securing the Loan or Loan Agreement. The validity, priority and enforceability of the Loan, the Loan Agreement, or any Loan Document, shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Loan Agreement, or any agreement or security document executed in conjunction therewith, the provisions of this Amendment shall supersede and control.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first above written.

ARBOR HEALTH CARE COMPANY,                 SOCIETY NATIONAL BANK,
A DELAWARE CORPORATION                            A NATIONAL BANKING ASSOCIATION


By:______________________________          By:__________________________________
Name:____________________________          Name:________________________________
Title:___________________________          Title:_______________________________





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